UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2006

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in Form 8-Ks filed on November 7, 2005 and November 21, 2005, counsel for certain holders of the Company’s 2.75% Series B Convertible Subordinated Debentures due 2024 (the “Series B Debentures”) delivered purported notices of default and acceleration to the Company asserting that, as the result of the Company’s failure to file certain periodic reports timely, the Company was in default under the indenture related to the Series B Debentures and asserting that all of the principal and accrued interest on the Series B Debentures was immediately due and payable. On January 18, 2006, a lawsuit was filed on behalf of the holders of the Series B Debentures in New York state court alleging a breach of the indenture and a breach of the covenant of good faith and fair dealing consistent with their prior assertions and seeking a determination that the Company had breached the indenture. The lawsuit demands, amoung others, that the Company pay the holders of the Series B Debentures either the principal, any accrued and unpaid interest, premium, and liquidated damages due or the difference between the fair market value of the Series B Debentures on November 17, 2005 and par, whichever is greater.

For the reasons previously disclosed in the above Form 8-Ks, in the Company’s view the purported notices of default and acceleration did not comply with the Indenture requirements, were substantively flawed as to the reporting covenant in question, and consequently were invalid and without merit. The subsequent claims, discussed above, are equally invalid and without merit, in the Company’s view, for the same reasons. The Company will defend against the above lawsuit.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 Press Release of BearingPoint, Inc., dated January 19, 2006

Forward-Looking Statements

Some of the statements in this Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. The forward-looking statements in this Form 8-K include, without limitation, statements about claimed defaults with respect to the Company’s Series B Debentures and potential consequences. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements, including an adverse court determination, changes in law, rules or regulations and other actions of parties adverse to the Company in regard to its rights under its outstanding debt obligations. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2006	BearingPoint, Inc.

	By:	/s/ Judy Ethell

	Name:	Judy Ethell
	Title:	Executive Vice President and Chief Accounting Officer